UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 22, 2011

RUBICON FINANCIAL INCORPORATED
 (Exact name of registrant as specified in its charter)

Delaware	000-29315	13-3349556
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

18872 MacArthur Boulevard, First Floor Irvine, California	92612
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (949) 798-7220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events

On February 22, 2011, Dial-A-Cup, Inc. (“DAC”), a wholly owned subsidiary of the Registrant, issued a press release announcing that it had entered into a letter of intent to merge with Horizon Exterior Technology, Inc. (“Horizon”). A copy of the press release is attached hereto as Exhibit 99.1.

Horizon is the exclusive distributor of high quality roofing, fascia, and interior wall tiles imported from China. These ICC tested and approved light-weight ultra-durable porcelain-ceramic tiles are intended to be sold through a network of regional distributors to national builders, building supply houses, select retailers, and registered, authorized contractors.

The letter of intent requires completion of formal substantive agreements with substantial conditions to be performed, including the following: adequate due diligence by DAC, approval by each party's respective shareholders, approval of each party's respective board of directors, pre-merger financing by Horizon, and other conditions which would need to be satisfied in a transaction of this nature.

DAC Spin-Out

On July 31, 2007, the Registrant entered into a Separation and Distribution Agreement with DAC, whereby the Registrant agreed to spinout at least 50% of the shares of DAC common stock owned by it to its shareholders.

The Separation and Distribution Agreement further provides, among other things, for the principal corporate transactions required to affect the spinout and certain other agreements governing the Registrant’s relationship with DAC after the spinout. Generally, DAC will take all of the business, assets and liabilities transferred to or assumed by it pursuant to the Separation and Distribution Agreement or other ancillary agreements on an “as is, where is” basis without representations or warranties by the Registrant.

When and if the merger with Horizon is consummated, DAC will be required to file a registration statement on Form S-1 to register shares of DAC common stock to be distributed to the Registrant’s shareholders. Fractional shares of DAC will be rounded up to the nearest whole DAC share. Following the completion of the distribution, DAC plans to seek a market maker to quote its common stock on the Over-the-Counter Bulletin Board.

All shareholders that hold shares of the Registrant’s common stock prior to the effective date of the registration statement will receive shares of DAC in conjunction with the spin-out.

Item 9.01                      Exhibits

Exhibit Number	Description
99.1	Press release dated February 22, 2011

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Rubicon Financial Incorporated

By: /s/ Joseph Mangiapane, Jr.
      Joseph Mangiapane, Jr., Chief Executive Officer

Date: March 2, 2011

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